Exhibit 10.26
AMRIZE LTD
2025 OMNIBUS INCENTIVE PLAN RESTRICTED STOCK UNIT AWARD AGREEMENT
(Non-Employee Directors)
This Restricted Stock Unit Award Agreement (this “Award Agreement”), dated as of     ,
(the “Date of Grant”), is made by and between Amrize Ltd, a corporation (Aktiengesellschaft) incorporated in the Canton of Zug, Switzerland (the “Company”), and
     (the “Participant”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Amrize Ltd 2025 Omnibus Incentive Plan (as may be amended from time to time, the “Plan”).
Section 1. Grant of Restricted Stock Units. The Company hereby grants to the Participant an award of [ ] ( ) restricted stock units (the “RSUs”), under and subject to the terms and conditions of this Award Agreement and the Plan which is incorporated herein by reference and made a part hereof for all purposes. Each RSU shall represent the right to receive one (1) share of Common Stock.
Section 2. Vesting of RSUs.
(a)The RSUs shall vest upon the earliest to occur of (i) the one-year anniversary of the Date of Grant, (ii) the date of the regular annual meeting of the Company’s shareholders held following the Date of Grant and (iii) the consummation of a Change in Control (the earliest to occur of the dates in clauses (i)-(iii), the “Vesting Date”); provided, that the Participant remains in continuous service with the Company and its Affiliates through the Vesting Date.
(b)Except as set forth in Section 2(c) below, if the Participant’s service with the Company and its Affiliates is terminated for any reason prior to the Vesting Date, then (i) all rights of the Participant with respect to RSUs that have not vested as of the date of termination shall immediately terminate, (ii) any such unvested RSUs shall be forfeited without payment of any consideration, and (iii) neither the Participant nor any of the Participant’s successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such unvested RSUs.
(c)Notwithstanding any provision of Section 2(b) to the contrary, if the Participant’s service with the Company and its Affiliates is terminated by reason of death or Disability prior to the Vesting Date, then all rights of the Participant with respect to RSUs that have not vested as of the date of termination shall immediately accelerate and vest and any such restrictions shall lapse. For purposes of this Award Agreement, “Disability” means the inability to substantially perform the Participant’s duties and responsibilities as a non-

employee director of the Company by reason of any accident or illness that can be expected to result in death or to last for a continuous period of not less than one year.
Section 3.    Settlement. The shares of Common Stock underlying any RSUs that become vested in accordance with Section 2 shall be delivered to the Participant as soon as practicable after the applicable date upon which such RSUs vest, but in no event later than March 15 of the year following the year in which such RSUs vest (as applicable, the “Settlement Date”).
Section 4. Rights as Stockholder; Dividend Equivalents. The Participant shall have no rights of a stockholder with respect to the RSUs (including the right to vote) unless and until shares of Common Stock are issued in respect thereof following the applicable date upon which the RSUs vest; provided that if, prior to the Settlement Date, the Company declares a dividend or distribution on the shares of Common Stock, then, on the payment date of the dividend or distribution, the Participant’s account shall be credited with dividend equivalents in an amount equal to the dividends that would have been paid to the Participant if one share of Common Stock had been issued on the Date of Grant for each RSU granted to the Participant as set forth in this Award Agreement (the “Dividend Equivalents”). Dividend Equivalents shall be subject to the same vesting and forfeiture restrictions as the RSUs and shall be paid on the same date that the RSUs to which they are attributable are settled in accordance with Section 3 hereof. Dividend Equivalents credited to a Participant’s account shall be distributed in cash or, at the discretion of the Administrator, in shares of Common Stock having a Fair Market Value equal to the amount of the dividend equivalents.
Section 5. Award Agreement Subject to Plan. This Award Agreement is made pursuant to all of the provisions of the Plan, which is incorporated herein by this reference, and is intended, and shall be interpreted in a manner, to comply therewith. In the event of any conflict between the provisions of this Award Agreement and the provisions of the Plan, the provisions of the Plan shall govern. The Participant hereby acknowledges receipt of a copy of the Plan. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Administrator in respect of the Plan, this Award Agreement and the RSUs shall be final and conclusive.
Section 6. Compliance with Stock Ownership and Other Policies or Agreements. As a condition to receiving this Award, the Participant agrees that the Participant will abide by all provisions of any equity retention policy, stock ownership guidelines, non-employee director compensation policy and/or other similar policies maintained by the Company, each as in effect from time to time and to the extent applicable to Participant from time to time.
Section 7. No Rights to Continuation of Employment or Service. Nothing in the Plan or this Award Agreement shall confer upon the Participant any right to continue in the employ or service of the Company or any Affiliate thereof or shall interfere with or restrict the right of the Company or its Affiliates to terminate the Participant’s employment or service at any time for any reason.

Section 8. Tax Obligations. The Participant represents that the Participant has reviewed with the Participant’s own tax advisors the United States Federal, state and local tax consequences of the transactions contemplated by this Award Agreement and that the Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands and agrees that the Participant (and not the Company) shall be responsible for any U.S. tax liability that may arise as a result of the transactions contemplated by this Award Agreement. To the extent withholding is required under applicable law outside of the United States, the Company shall satisfy such withholding tax (including social security) obligations with respect to any RSUs by net share settlement, pursuant to which the Company shall withhold from the number of shares of Common Stock that would otherwise be issued upon settlement of the RSUs the largest whole number of shares of Common Stock with a Fair Market Value equal to the maximum applicable tax obligations;.
Section 9. Section 409A Compliance. The intent of the parties is that the payments and benefits under this Award Agreement comply with Section 409A of the Code, to the extent subject thereto, and accordingly, to the maximum extent permitted, this Award Agreement shall be interpreted and administered to be in compliance therewith. Notwithstanding anything contained herein to the contrary, the Participant shall not be considered to have terminated employment or service with the Company for purposes of any payments under this Award Agreement which are subject to Section 409A of the Code until the Participant would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code. Each amount to be paid or benefit to be provided under this Award Agreement shall be construed as a separate identified payment for purposes of Section 409A of the Code. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Award Agreement or any other arrangement between the Participant and the Company during the six-month period immediately following the Participant’s separation from service shall instead be paid on the first business day after the date that is six months following the Participant’s separation from service (or, if earlier, the Participant’s date of death). The Company makes no representation that any or all of the payments described in this Award Agreement will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code.
Section 10. Governing Law. This Award Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law of such state.
Section 11. RSU Agreement Binding on Successors. The terms of this Award Agreement shall be binding upon the Participant and upon the Participant’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees, subject to the terms of the Plan.

Section 12. No Assignment. Notwithstanding anything to the contrary in this Award Agreement, neither this Award Agreement nor any rights granted herein shall be assignable by the Participant.
Section 13. Necessary Acts. The Participant hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Award Agreement, including, but not limited to, all acts and documents related to compliance with federal and/or state securities and/or tax laws.
Section 14. No Part of Other Plans. The benefits provided under this Award Agreement or the Plan shall not be deemed to be a part of or considered in the calculation of any other benefit provided by the Company or its Subsidiaries or Affiliates to the Participant.
Section 15. Severability. Should any provision of this Award Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Award Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Award Agreement. Moreover, if one or more of the provisions contained in this Award Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.
Section 16. Entire Agreement. This Award Agreement and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof, and supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof.
Section 17. Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.
Section 18. Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.
Section 19. Counterparts; Electronic Signature. This Award Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. The Participant’s electronic signature of this Award Agreement shall have the same validity and effect as a signature affixed by the Participant’s hand.

IN WITNESS WHEREOF, the parties have executed this Restricted Stock Unit Award Agreement as of the day and year first above written.

AMRIZE LTD

By:      Print Name:

PARTICIPANT

By:      Print Name:

[Signature Page to Restricted Stock Unit Award Agreement]